Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

among

POWERVERDE INC.,

374WATER ACQUISITION CORP.

and

374WATER, INC.

April 16, 2021

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3.11	No General Solicitation	13
3.12	Binding Obligations.	13
3.13	Absence of Undisclosed Liabilities.	13
3.14	Changes	13
3.15	Tax Returns and Audits.	14
3.16	Employee Benefit Plans; ERISA.	15
3.17	Litigation	15
3.18	Interested Party Transactions	15
3.19	Questionable Payments	16
3.20	Obligations to or by Stockholders	16
3.21	Assets and Contracts.	16
3.22	Employees	17
3.23	Patents, Trademarks, Etc	17
3.24	Disclosure.	17
3.25	Broker’s and Finder’s Fees	17
3.26	Controls and Procedures	17

4. Investment Letter		17

5. Conduct of Businesses Pending the Merger.		18
5.1	Conduct of Business by the Company Pending the Merger	18
5.2	Conduct of Business by Parent and Acquisition Corp. Pending the Merger.	18

6. Additional Agreements.		19
6.1	Access and Information.	19
6.2	Additional Agreements.	20
6.3	Publicity.	20
6.4	Appointment of Officers and Directors.	20
6.5	Indemnity Agreements	21
6.6	Parent Post-Closing Capitalization Table.	21
6.7	Form D Filing	21
6.8	No Integrated Offerings	21
6.9	Budget	21
6.10	Name Change	21

7. Conditions of Parties’ Obligations.		21
7.1	Company Obligations.	21
7.2	Parent and Acquisition Corp. Obligations.	23

8. Survival of Representations and Warranties.		24

9. Amendment of Agreement.		24

10. Definitions		25

11. Closing.		29

12. Termination Prior to and After Closing.		29
12.1	Termination of Agreement	29
12.2	Termination of Obligations	30

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13. Miscellaneous.		30
13.1	Notices.	30
13.2	Entire Agreement; Assignment	30
13.3	Expenses.	31
13.4	Time.	31
13.5	Severability.	31
13.6	Successors and Assigns	31
13.7	No Third Parties Benefited.	31
13.8	Counterparts; Signature by Facsimile.	31
13.9	Governing Law.	31
13.10	Venue; Submission to Jurisdiction	31

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LIST OF EXHIBITS AND SCHEDULES

Exhibits

A	Certificate of Merger
B	Directors and Officers of the Surviving Corporation
C	Parent Post Closing Capitalization Table

Parent Disclosure Schedules

3.14	Parent Changes/Indebtedness
3.21	Parent Assets and Contracts

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of April 16, 2021, by and among POWERVERDE INC., a Delaware corporation (“Parent”), 374WATER ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Parent (“Acquisition Corp.”), and 374WATER, INC., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of each of Acquisition Corp., Parent and the Company have each determined that it is fair to and in the best interests of their respective corporations and shareholders for Acquisition Corp. to be merged with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of Acquisition Corp. and the Board of Directors of the Company have approved the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and upon the terms and subject to the conditions set forth herein and in the Certificate of Merger (the “Certificate of Merger”) attached as Exhibit “A” hereto; and the Board of Directors of Parent has also approved this Agreement and the Certificate of Merger; and

WHEREAS, the requisite Stockholders (as such term is defined in Section 10 hereof) have approved, by written consent pursuant to Sections 228 and 251 of the DGCL, this Agreement and the Certificate of Merger and the transactions contemplated hereby and thereby, including without limitation, the Merger, and Parent, as the sole stockholder of Acquisition Corp., has approved this Agreement, the Certificate of Merger and the transactions contemplated and described hereby and thereby, including without limitation, the Merger.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

1.                   The Merger.

1.1               Merger. Subject to the terms and conditions of this Agreement and the Certificate of Merger, Acquisition Corp. shall be merged with and into the Company in accordance with Section 251 of the DGCL. At the Effective Time (as hereinafter defined), the separate legal existence of Acquisition Corp. shall cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Delaware under the name 374Water, Inc.

1.2                Effective Time. The Merger shall become effective on the date and at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the “Effective Time.”

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1.3                 Certificate of Incorporation; By-laws, Directors and Officers; Parent Name Change.

(a)                The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time until further amended in accordance with applicable law.

(b)               The By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

(c)                The directors and officers listed in Exhibit “B” hereto shall be the directors and officers of the Surviving Corporation and the Parent, and each shall hold his respective office or offices from and after the Effective Time (except, in the case of directors, as described in Section 6.4) until his successor shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the Certificate of Incorporation or By-laws of the Surviving Corporation.

(d)               As soon as practicable following the Effective Time, the Parent shall file a certificate of amendment to its certificate of incorporation changing its name to PowerVerde Solar Corporation.

1.4                 Assets and Liabilities. At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of Acquisition Corp. and the Company (collectively, the “Constituent Corporations”); and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the such Constituent Corporations shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

1.5                 Manner and Basis of Converting Shares.

(a)                 At the Effective Time:

                                                                                                   (i)                  each share of common stock, $.001 par value, of Acquisition Corp. that shall be outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one share of common stock, par value $.001 per share, of the Surviving Corporation, so that at the Effective Time, Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation;

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                                                                                                  (ii)                 the shares of common stock, par value $.001 per share, of the Company (the “Company Common Stock”), which shares at the Closing will constitute all of the issued and outstanding shares of capital stock of the Company, beneficially owned by the Stockholders listed in the Company Disclosure Schedule (other than shares of Company Common Stock as to which appraisal rights are perfected pursuant to the applicable provisions of the DGCL and not withdrawn or otherwise forfeited), shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive 7,854.32 shares of Parent Common Stock for each share of Company Common Stock, subject to adjustment as set forth in Section 1.5(a)(iii); and

                                                                                                   (iii)                90 days following Closing, Parent and Company shall audit the stock ledgers of Parent and to the extent that there are shares of issued and outstanding Parent capital stock or warrants, options, convertible notes or other securities convertible into the capital stock of Parent, in either case not taken into account in the determination of the number of shares of Parent Common Stock issued under Section 1.5(a)(ii), the number of shares of Parent Common Stock issued to the Stockholders listed in the Company Disclosure Schedule shall be increased to reflect the final capitalization of Parent as determined in any such audit.

(b)                After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time.

1.6                 Surrender and Exchange of Certificates. Promptly after the Effective Time and upon (i) surrender of a certificate or certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time or an affidavit and indemnification in form reasonably acceptable to counsel for the Parent stating that such Stockholder has lost its certificate or certificates or that such have been destroyed and (ii) delivery of a Representation Letter (as described in Section 4 hereof), Parent shall issue to each record holder of the Company Common Stock surrendering such certificate or certificates and Representation Letter, a certificate or certificates registered in the name of such Stockholder representing the number of shares of Parent Common Stock that such Stockholder shall be entitled to receive as set forth in Section 1.5(a)(ii) hereof. Until the certificate, certificates or affidavit is or are surrendered together with the Representation letter as contemplated by this Section 1.6 and Section 4 hereof, each certificate or affidavit that immediately prior to the Effective Time represented any outstanding shares of Company Common Stock shall be deemed at and after the Effective Time to represent only the right to receive upon surrender as aforesaid 7,854.32 shares of Parent Common Stock, subject to adjustment as set forth in Section1.5(a)(iii), for each share of Company Stock previously held or to perfect any rights of appraisal which such holder may have pursuant to the applicable provisions of the DGCL.

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1.7                Parent Common Stock. Parent agrees that it will cause the Parent Common Stock into which the Company Common Stock is converted at the Effective Time pursuant to Section 1.5(a)(ii) to be available for such purpose. Parent further covenants that immediately prior to the Effective Time there will be no more than 27,878,060 shares of Parent Common Stock issued and outstanding, and, except as set forth in Schedule 3.4 or in the Parent SEC Documents, that no other common or preferred stock or equity securities or any options, warrants, rights or other agreements or instruments convertible, exchangeable or exercisable into common or preferred stock or other equity securities shall be issued or outstanding.

2.                   Representations and Warranties of the Company. Except as set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to each of Parent and Acquisition Corp. as follows:

2.1                 Organization, Standing, Subsidiaries, Etc.

(a)                 The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and other) to carry on its business, to own or lease its properties and assets, to enter into this Agreement and the Certificate of Merger and to carry out the terms hereof and thereof. Copies of the Certificate of Incorporation and By-laws of the Company that have been delivered to Parent and Acquisition Corp. prior to the execution of this Agreement are true and complete and have not since been amended or repealed.

(b)                 The Company has no subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

2.2                 Qualification.  The Company is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of the Company taken as a whole (the “Condition of the Company”).

2.3                Capitalization of the Company. The authorized capital stock of the Company consists of 10,000 shares of Company Common Stock, and the Company has no authority to issue any other capital stock. There are 8,150 shares of Company Common Stock issued and outstanding, and such shares are duly authorized, validly issued, fully paid and nonassessable. The Company has no outstanding warrants, stock options, rights or commitments to issue Company Common Stock or other Equity Securities of the Company, and there are no outstanding securities convertible or exercisable into or exchangeable for Company Common Stock or other Equity Securities of the Company.

2.4                Company Stockholders. The Company Disclosure Schedule contains a true and complete table setting forth the names of the record owners of all of the outstanding shares of Company Common Stock and other Equity Securities of the Company, together with the number and percentage (on a fully-diluted basis) of securities held. To the knowledge of the Company, there is no voting trust, agreement or arrangement among any of the beneficial holders of Company Common Stock affecting the exercise of the voting rights of Company Common Stock.

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2.5                 Corporate Acts and Proceedings. The execution, delivery and performance of this Agreement and the Certificate of Merger (together, the “Merger Documents”) have been duly authorized by the Board of Directors of the Company and have been approved by the requisite vote of the Stockholders, and all of the corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance of the Merger Documents and the consummation of the Merger have been validly and appropriately taken, except for the filing of the Certificate of Merger referred to in Section 1.2.

2.6                 Compliance with Laws and Instruments. To the knowledge of the Company, the business, products and operations of the Company have been and are being conducted in compliance in all material respects with all applicable laws, rules and regulations, except for such violations thereof for which the penalties, in the aggregate, would not have a material adverse effect on the Condition of the Company. Except as set forth in the Company Disclosure Schedule, the execution, delivery and performance by the Company of the Merger Documents and the consummation by the Company of the transactions contemplated by this Agreement: (a) will not require any authorization, consent or approval of, or filing or registration with, any court or governmental agency or instrumentality, except such as shall have been obtained prior to the Closing, (b) will not cause the Company to violate or contravene in any material respect (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (iv) any provision of the Certificate of Incorporation or By-laws of the Company, (c) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, except as would not have a material adverse effect on the Condition of the Company, and (d) will not result in the creation or imposition of any material Lien upon any property or asset of the Company.

2.7                 Binding Obligations. The Merger Documents constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

2.8                Broker’s and Finder’s Fees. No Person has, or as a result of the transactions contemplated herein will have any right or valid claim against the Company or, to the knowledge of the Company, any Stockholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

2.9                 Financial Statements. The Company has delivered to Parent its audited Balance Sheet, Statement of Operations, Statement of Stockholders’ Equity and Statement of Cash Flows as of and for the period from January 1, 2019, through December 31, 2020 (the “Balance Sheet Date”). Such financial statements (i) are in accordance with the books and records of the Company, (ii) present fairly in all material respects the financial Condition of the Company as of the dates therein specified and the results of its operations and its cash flows for the periods therein specified and (iii) have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) applied on a basis consistent with prior accounting periods.

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2.10               Absence of Undisclosed Liabilities. The Company has no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in the Company Disclosure Schedule, (b) to the extent set forth on or reserved against in the Balance Sheet, (c) liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business, none of which (individually or in the aggregate) has had or will have a material adverse effect on the Condition of the Company and (d) by the specific terms of any written agreement, document or arrangement identified in the Company Disclosure Schedule.

2.11              Changes. Since December 31, 2020, except as disclosed in the Company Disclosure Schedule, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except for fees, expenses and liabilities incurred in connection with the Merger and related transactions and current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since December 31, 2020, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right, of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Condition of the Company, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (l) suffered or experienced any change in, or condition affecting, the financial Condition of the Company other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) could reasonably be expected to have a material adverse effect on the Condition of the Company, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the Company Balance Sheet or its statement of income for the year ended on the Company Balance Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses in excess of $100,000 in the aggregate, or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

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2.12              Tax Returns and Audits. All required federal, state and local Tax Returns of the Company have been accurately prepared in all material respects and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same are material and have become due, except where the failure so to file or pay could not reasonably be expected to have a material adverse effect upon the Condition of the Company. The Company is not and has not been delinquent in the payment of any Tax. The Company has not had a Tax deficiency assessed against it. None of the Company’s federal income tax returns nor any state or local income or franchise tax returns has been audited by governmental authorities. The reserves for Taxes reflected on the Company’s Balance Sheet are sufficient for the payment of all unpaid Taxes payable by the Company with respect to the period ended on the Company’s Balance Sheet Date. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Company now pending, and the Company has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.

2.13              Employee Benefit Plans; ERISA. Schedule 2.13 lists any: (i) “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained or contributed to by the Company and covering employees of the Company, including (x) any such plans that are “employee welfare benefit plans” as defined in Section 3(1) of ERISA and (y) any such plans that are “employee pension benefit plans” as defined in Section 3(2) of ERISA (collectively, the “Company Benefit Plans”); or (ii) life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit and other employee benefit plans, contracts (other than individual employment, consultancy or severance contracts), policies or practices of the Company providing employee or executive compensation or benefits to its employees, other than the Company Benefit Plans (collectively, the “Benefit Arrangements”). Each Company Benefit Plan and Benefit Arrangement has been maintained and administered in all material respects in accordance with applicable law.

2.14              Title to Property and Encumbrances. Except as set forth in the Company Disclosure Schedule, the Company has good, valid and indefeasible marketable title to all properties and assets used in the conduct of its business (except for property held under valid and subsisting leases which are in full force and effect and which are not in default) free of all Liens and other encumbrances, except Permitted Liens and such ordinary and customary imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate, materially detract from the value of the property or assets or materially impair the use made thereof by the Company in its business. Except as set forth in the Company Disclosure Schedule, without limiting the generality of the foregoing, the Company has good and indefeasible title to all of its properties and assets reflected in the Balance Sheet, except for property disposed of in the usual and ordinary course of business since December 31, 2020, and for property held under valid and subsisting leases which are in full force and effect and which are not in default.

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2.15            Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding (other than proceedings before the United States Patent and Trademark Office or foreign counterparts thereof) pending or, to the best knowledge of the Company, threatened against or affecting the Company or its properties, assets or business, and after reasonable investigation, the Company is not aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding. The Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

2.16              Patents, Trademarks, Etc. The Company Disclosure Schedule sets forth a list of all United States patents, trademarks, trade names, and applications therefore used by the Company exclusively in and material to the conduct of its business (the “Patent and Trademark Rights”). Except as disclosed in the Company Disclosure Schedule, (a) the Company owns or possesses adequate licenses or other valid rights to use all Patent and Trademark Rights; and (b) to the Company’s knowledge, the conduct of its business as now being conducted does not conflict with any valid patents, trademarks, trade names or copyrights of others in any way which has a material adverse effect on the business or financial condition of the Company or its business.

2.17              Interested Party Transactions. Except as disclosed in the Company Disclosure Schedule, no officer, director or stockholder of the Company or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Company has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

2.18              Questionable Payments. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other Person associated with or acting on behalf of the Company, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

2.19              Obligations to or by Stockholders. Except as disclosed in the Company Disclosure Schedule, the Company has no liability or obligation or commitment to any stockholder of the Company or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any stockholder of Company, nor does any stockholder of Company or any such Affiliate or associate have any liability, obligation or commitment to the Company.

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2.20             Assets and Contracts. Except as expressly set forth in the Company Disclosure Schedule, the Company is not a party to any written or oral agreement that is material to the Company. Company does not own any real property. Except as disclosed in the Company Disclosure Schedule, Company is not a party to or otherwise bound by any written or oral (a) agreement with any labor union, (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of Company or any other Person, (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of Company to any Lien or evidencing any Indebtedness, (f) guaranty of any Indebtedness, (g) lease or agreement under which Company is lessee of or holds or operates any property, real or personal, owned by any other Person, (h) lease or agreement under which Company is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by Company, (i) agreement granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate or any “associate” (as such term is defined in Rule 405 under the Securities Act) of Company or any present or former officer, director or stockholder of Company, (k) agreement obligating Company to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) distributor, dealer, manufacturer’s representative, sales agency, franchise or advertising contract or commitment, (n) agreement to register securities under the Securities Act, (o) collective bargaining agreement, or (p) agreement or other commitment or arrangement with any Person continuing for a period of more than two months from the Closing Date that involves an expenditure or receipt by Company in excess of $100,000. Except as disclosed in the Company Disclosure Schedule, the Company maintains no insurance policies and insurance coverage of any kind with respect to Company, its business, premises, properties, assets, employees and agents. The Company Disclosure Schedule contains a true and complete list and description of each bank account, savings account, other deposit relationship and safety deposit box of Company, including the name of the bank or other depository, the account number and the names of the individuals having signature or other withdrawal authority with respect thereto. Except as disclosed in the Company Disclosure Schedule, no consent of any bank or other depository is required to maintain any bank account, other deposit relationship or safety deposit box of Company in effect following the consummation of the Merger and the transactions contemplated hereby. Company has furnished to the Parent true and complete copies of all agreements and other documents disclosed or referred to in the Company Disclosure Schedule or the Company Balance Sheet or the notes thereto, as well as any additional agreements or documents, requested by the Parent.

2.21              Employees. Except as disclosed in the Company Disclosure Schedule, other than pursuant to ordinary arrangements of consulting compensation at fair market rates, Company is not under any obligation or liability to any officer, director, employee or Affiliate of Company. The Company has no employment agreements with, or any severance payment obligations to, any of its officers or employees.

3.                   Representations and Warranties of Parent and Acquisition Corp. Parent and Acquisition Corp. jointly and severally represent and warrant to the Company as follows:

3.1                Organization and Standing. Parent is a corporation duly organized and existing in good standing under the laws of the State of Delaware. Acquisition Corp. is a corporation duly organized and existing in good standing under the laws of the State of Delaware. Parent is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Condition of the Parent (as defined below). Parent and Acquisition Corp. have heretofore delivered to the Company complete and correct copies of their respective Certificates of Incorporation and By-laws as now in effect. Parent and Acquisition Corp. have full corporate power and authority to carry on their respective businesses as they are now being conducted and as now proposed to be conducted and to own or lease their respective properties and assets. Neither Parent nor Acquisition Corp. has any subsidiaries (except Parent as the sole stockholder of Acquisition Corp. and sole stockholder of PowerVerde Systems, Inc., a Delaware corporation) or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business. Parent owns all of the issued and outstanding capital stock of Acquisition Corp. free and clear of all Liens, and Acquisition Corp. has no outstanding options, warrants or rights to purchase capital stock or other equity securities of Acquisition Corp., other than the capital stock owned by Parent. Unless the context otherwise requires, all references in this Section 3 to the “Parent” shall be treated as being a reference to the Parent and Acquisition Corp. taken together as one enterprise.

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3.2                Corporate Authority. Each of Parent and/or Acquisition Corp. (as the case may be) has full corporate power and authority to enter into the Merger Documents and the other agreements to be made pursuant to the Merger Documents, and to carry out the transactions contemplated hereby and thereby. All corporate acts and proceedings required for the authorization, execution, delivery and performance of the Merger Documents and such other agreements and documents by Parent and/or Acquisition Corp. (as the case may be) have been duly and validly taken or will have been so taken prior to the Closing. Each of the Merger Documents constitutes a legal, valid and binding obligation of Parent and/or Acquisition Corp. (as the case may be), each enforceable against them in accordance with their respective terms.

3.3                 Broker’s and Finder’s Fees. No person, firm, corporation or other entity is entitled by reason of any act or omission of Parent or Acquisition Corp. to any broker’s or finder’s fees, commission or other similar compensation with respect to the execution and delivery of this Agreement or the Certificate of Merger, or with respect to the consummation of the transactions contemplated hereby or thereby. Parent and Acquisition Corp. jointly and severally agree to defend, indemnify and hold Company harmless from and against any and all loss, claim or liability (including attorneys fees, expert fees and all costs of court, whether or not assessable under applicable law) arising out of any such claim from any other Person who claims he, she or it introduced Parent or Acquisition Corp. to, or assisted them with, the transactions contemplated by or described herein.

3.4                 Capitalization of Parent. The authorized capital stock of Parent consists of (a) 200,000,000 shares of common stock, par value $0.0001 per share (the “Parent Common Stock”), of which not more than 27,878,060 shares will be, immediately prior to the Effective Time, issued and outstanding and (b) 50,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued or outstanding. The Parent SEC Documents (as defined in Section 3.7 below) contain a complete and true capitalization table setting forth the Parent common stock holdings of the officers and directors of Parent and the holders of greater than 5% of Parent Common Stock. Except as set forth in the Parent SEC Documents or on Exhibit “C”, Parent has no outstanding options, warrants, rights or commitments to issue shares of Parent Common Stock or any other Equity Security of Parent or Acquisition Corp., and there are no outstanding securities convertible or exercisable into or exchangeable for shares of Parent Common Stock or any other Equity Security of Parent or Acquisition Corp. There is no voting trust, agreement or arrangement among any of the beneficial holders of Parent Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Parent Common Stock. All outstanding shares of the capital stock of Parent are validly issued and outstanding, fully paid and nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person or any applicable law.

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3.5                 Acquisition Corp. Acquisition Corp. is a wholly-owned subsidiary and the only subsidiary of Parent that was formed specifically for the purpose of the Merger and that has not conducted any business or acquired any property, and will not conduct any business or acquire any property prior to the Closing Date, except in preparation for and otherwise in connection with the transactions contemplated by this Agreement, the Certificate of Merger and the other agreements to be made pursuant to or in connection with this Agreement and the Certificate of Merger. The authorized capital stock of Acquisition Corp. consists of 1,000 shares of $.001 par value common stock (the “Acquisition Corp. Common Stock”), of which not more than 100 shares will be, prior to the Effective Time, issued and outstanding. Parent does not own, directly or indirectly, any capital stock or other voting securities of or ownership interests in, any Person other than Acquisition Corp and PowerVerde Systems, Inc.

3.6                Validity of Shares. All of the 64,012,734 shares of Parent Common Stock to be issued at the Closing pursuant to Section 1.5(a)(ii) hereof, when issued and delivered in accordance with the terms hereof and the Certificate of Merger, shall be duly and validly issued, fully paid and nonassessable. The issuance of the Parent Common Stock upon the Merger pursuant to Section 1.5(a)(ii) will be (i) exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state blue sky or securities laws and (ii) not be integrated with the private placement referred to ion Section 7.2(c) of this Agreement so as to cause Parent to lose the applicable federal and state exemptions from registration referred to in clause (i).

3.7                  SEC Reporting and Compliance.

(a)                  Parent has filed with the Commission all forms, reports and documents required to be filed by companies registered pursuant to Section 12(g) of the Exchange Act (collectively, the “Parent SEC Documents”). The Parent SEC Documents (i) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not, at the time they were filed (or at the effective date thereof in the case of registration statements), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b)                Parent has not filed, and nothing has occurred with respect to which Parent would be required to file, any report on Form 8-K since December 31, 2020. Prior to and until the Closing, Parent will provide to the Company copies of any and all amendments or supplements to the Parent SEC Documents filed with the Commission since December 31, 2020 and any and all subsequent statements, reports and filings filed by the Parent with the Commission or delivered to the stockholders of Parent.

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(c)                 Parent is not an investment company within the meaning of Section 3 of the Investment Company Act.

(d)                The shares of Parent Common Stock are quoted on the OTC Bulletin Board under the symbol “PWV1”, and Parent is in compliance in all material respects with all rules and regulations of the OTC Bulletin Board applicable to it and the Parent Stock.

(e)                 Between the date hereof and the Closing Date, Parent shall continue to satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities laws and the OTC Bulletin Board and, as of the Closing Date, the Parent Common Stock shall be listed on the OTC Bulletin Board.

(f)                  Parent has otherwise complied in all material respects with the Securities Act, Exchange Act and all other applicable federal and state securities laws.

(g)                The private placement referred to in Section 7.2(c) of this Agreement will have been conducted in compliance in all material respects with the Securities Act, Exchange Act and all other applicable federal and state securities laws, including being exempt from registration under federal and state securities laws, and all shares of the capital stock of Parent issued in such private placement will be validly issued and outstanding, fully paid and nonassessable, and none of such shares will have been issued in violation of the preemptive rights of any person or any applicable law.

(h)                 Parent has not received any unresolved comment letter from the SEC or the staff thereof or any correspondence from the Financial Industry Regulatory Authority or the staff thereof relating to Parent SEC Documents or the trading of the Parent Common Stock on the OTC Bulletin Board.

3.8                 Financial Statements. The balance sheets, and statements of operations, statements of changes in shareholders’ equity and statements of cash flows contained in the Parent SEC Documents (the “Parent Financial Statements”) (i) have been prepared in accordance with US GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) are in accordance with the books and records of the Parent, and (iii) present fairly in all material respects the financial Condition of the Parent at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified. The financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are audited by, and include the related report of D. Brooks and Associates CPAs, P.A., Parent’s independent registered public accounting firm. To the knowledge of Parent, D. Brooks and Associates CPAs, P.A. has been at all time since January 1, 2019 (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act, (ii) “independent” with respect to Parent within the meaning of Regulation S-X under the Exchange Act, and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

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3.9                 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Parent or Acquisition Corp. required in connection with the consummation of the Merger shall have been obtained prior to, and be effective as of, the Closing.

3.10              Compliance with Laws and Instruments. The execution, delivery and performance by Parent and/or Acquisition Corp. of this Agreement, the Certificate of Merger and the other agreements to be made by Parent or Acquisition Corp. pursuant to or in connection with this Agreement or the Certificate of Merger and the consummation by Parent and/or Acquisition Corp. of the transactions contemplated by the Merger Documents will not cause Parent and/or Acquisition Corp. to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (v) any provision of their respective articles or certificate of incorporation or by-laws as amended and in effect on and as of the Closing Date and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or contract to which Parent or Acquisition Corp. is a party or by which Parent and/or Acquisition Corp. or any of their respective properties is bound.

3.11              No General Solicitation. In issuing Parent Common Stock in the Merger hereunder, neither Parent nor anyone acting on its behalf has offered to sell the Parent Common Stock by any form of general solicitation or advertising.

3.12              Binding Obligations. The Merger Documents constitute the legal, valid and binding obligations of Parent and Acquisition Corp., and are enforceable against Parent and Acquisition Corp., in accordance with their respective terms.

3.13              Absence of Undisclosed Liabilities. Neither Parent nor Acquisition Corp. has any obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in the Parent SEC Documents, (b) to the extent set forth on or reserved against in the audited balance sheet of Parent as of December 31, 2020 (the “Parent Balance Sheet”) or the Notes to the Parent Financial Statements, (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since December 31, 2020 (the “Parent Balance Sheet Date”), none of which (individually or in the aggregate) materially and adversely affects the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of the Parent or Acquisition Corp., taken as a whole (the “Condition of the Parent”), as disclosed on a Schedule attached to this Agreement, and (e) by the specific terms of any written agreement, document or arrangement attached as an exhibit to the Parent SEC Documents.

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3.14              Changes. Since the Parent Balance Sheet Date, except as disclosed in the Parent SEC Documents or on Schedule 3.14, the Parent has not (a) incurred any debts, obligations or liabilities, absolute, accrued or, to the Parent’s knowledge, contingent, whether due or to become due, except for current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Parent Balance Sheet and current liabilities incurred since the Parent Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) which could reasonably be expected to have a material adverse effect on the Condition of the Parent, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (l) suffered or experienced any change in, or condition affecting, the financial Condition of the Parent other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) could reasonably be expected to have a material adverse effect on the Condition of the Parent, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the Parent Balance Sheet or its statement of income for the year ended on the Parent Balance Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses in excess of $50,000 in the aggregate, or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

3.15              Tax Returns and Audits. All required federal, state and local Tax Returns of the Parent have been accurately prepared in all material respects and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same are material and have become due, except where the failure so to file or pay could not reasonably be expected to have a material adverse effect upon the Condition of the Parent. The Parent is not and has not been delinquent in the payment of any Tax. The Parent has not had a Tax deficiency assessed against it. None of the Parent’s federal income tax returns nor any state or local income or franchise tax returns has been audited by governmental authorities. The reserves for Taxes reflected on the Parent Balance Sheet are sufficient for the payment of all unpaid Taxes payable by the Parent with respect to the period ended on the Parent Balance Sheet Date. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Parent now pending, and the Parent has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.

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3.16              Employee Benefit Plans; ERISA.

(a)                 Except as disclosed in the Parent SEC Documents, there are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Parent. Any plans listed in the Parent SEC Documents are hereinafter referred to as the “Parent Employee Benefit Plans.”

(b)                 Any current and prior material documents, including all amendments thereto, with respect to each Parent Employee Benefit Plan have been given to the Company or its advisors.

(c)               All Parent Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Code and any other applicable state, federal or foreign law.

(d)                 There are no pending, or to the knowledge of the Parent, threatened, claims or lawsuits which have been asserted or instituted against any Parent Employee Benefit Plan, the assets of any of the trusts or funds under the Parent Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Parent Employee Benefit Plans or against any fiduciary of a Parent Employee Benefit Plan with respect to the operation of such plan.

(e)                There is no pending, or to the knowledge of the Parent, threatened, investigation or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Parent Employee Benefit Plan.

(f)                 No actual or, to the knowledge of Parent, contingent liability exists with respect to the funding of any Parent Employee Benefit Plan or for any other expense or obligation of any Parent Employee Benefit Plan, except as disclosed on the financial statements of the Parent or the Parent SEC Documents, and to the knowledge of the Parent, no contingent liability exists under ERISA with respect to any “multi-employer plan,” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

3.17              Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of the Parent, threatened against or affecting the Parent or Acquisition Corp. or their properties, assets or business. To the knowledge of the Parent, neither Parent nor Acquisition Corp. is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

3.18              Interested Party Transactions. Except as disclosed in the Parent SEC Documents and on Schedule 3.14, no officer, director or stockholder of the Parent or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Parent has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Parent or (ii) purchases from or sells or furnishes to the Parent any goods or services, or (b) a beneficial interest in any contract or agreement to which the Parent is a party or by which it may be bound or affected.

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3.19              Questionable Payments. Neither the Parent, Acquisition Corp. nor to the knowledge of the Parent, any director, officer, agent, employee or other Person associated with or acting on behalf of the Parent or Acquisition Corp., has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

3.20              Obligations to or by Stockholders. Except as disclosed in the Parent SEC Documents, the Parent has no liability or obligation or commitment to any stockholder of Parent or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any stockholder of Parent, nor does any stockholder of Parent or any such Affiliate or associate have any liability, obligation or commitment to the Parent.

3.21              Assets and Contracts. Except as disclosed in the Parent SEC Documents or on Schedule 3.21, the Parent is not a party to any written or oral agreement not made in the ordinary course of business that is material to the Parent. Parent does not own any real property. Parent is not a party to or otherwise bound by any written or oral (a) agreement with any labor union, (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of Parent or any other Person, (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of Parent to any Lien or evidencing any Indebtedness, (f) guaranty of any Indebtedness, (g) lease or agreement under which Parent is lessee of or holds or operates any property, real or personal, owned by any other Person, (h) lease or agreement under which Parent is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by Parent, (i) agreement granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate or any “associate” (as such term is defined in Rule 405 under the Securities Act) of Parent or any present or former officer, director or stockholder of Parent, (k) agreement obligating Parent to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) distributor, dealer, manufacturer’s representative, sales agency, franchise or advertising contract or commitment, (n) agreement to register securities under the Securities Act, (o) collective bargaining agreement, or (p) agreement or other commitment or arrangement with any Person continuing for a period of more than two months from the Closing Date that involves an expenditure or receipt by Parent in excess of $100,000. Parent has furnished to the Company true and complete copies of all agreements and other documents disclosed or referred to in Schedule 3.21, as well as any additional agreements or documents requested by the Company.

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3.22              Employees. Other than pursuant to ordinary arrangements of employment compensation, Parent is not under any obligation or liability to any officer, director, employee or Affiliate of Parent. The Company has no employment agreements with, or any severance payment obligations to, any of its current or former officers or employees.

3.23              Patents, Trademarks, Etc. The Parent SEC Documents disclose all of Parent’s Patent and Trademark rights. Except as disclosed in the Parent SEC Documents, (a) Parent owns or possesses adequate licenses or other valid rights to use all Patent and Trademark Rights; and (b) to Patent’s knowledge, the conduct of its business as now being conducted does not conflict with any valid patents, trademarks, trade names or copyrights of others in any way which has a material adverse effect on the business or financial Condition of the Parent or its business.

3.24              Disclosure. There is no fact relating to Parent that Parent has not disclosed to the Company in writing or disclosed in Parent SEC Documents or in any schedules or exhibits attached hereto or incorporated herein that materially and adversely affects nor, insofar as Parent can now foresee, will materially and adversely affect, the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of Parent. No representation or warranty by Parent herein and no information disclosed in the schedules or exhibits hereto by Parent contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

3.25              Broker’s and Finder’s Fees. No Person has, or as a result of the transactions contemplated herein will have any right or valid claim against Parent or Acquisition Corp. for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

3.26              Controls and Procedures. Parent maintains internal control over financial reporting that provides assurance that (i) records are maintained in reasonable detail and accurately and fairly reflect the transactions and dispositions of Parent’s assets, (ii) transactions are executed with management’s authorization and (iii) transactions are recorded as necessary to permit preparation of the Parent Financial Statements and to maintain accountability for Parent’s assets. Parent maintains disclosure controls and procedures required by Rules 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to provide reasonable assurance that material information concerning Parent is made known on a timely basis to management.

4.                   Investment Letter. At or prior to the Closing, Parent shall have received from each of the Company’s shareholders a representation letter in standard form for private placement transactions under the SEC’s Rule 506 (a “Representation Letter”) agreeing that the shares of Parent Common Stock to be issued in the merger are, among other things, being acquired for investment purposes and not with a view to public resale, are being acquired for the shareholder’s own account, and that the shares of Parent Common Stock are restricted and may not be resold without registration, except in reliance on an exemption therefrom under the Securities Act.

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5.                   Conduct of Businesses Pending the Merger.

5.1                 Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, unless Parent or Acquisition Corp. shall otherwise agree in writing or as otherwise contemplated by this Agreement or disclosed in any Schedule to this Agreement:

(a)                 the business of the Company shall be conducted only in the ordinary course;

(b)                the Company shall not (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its Certificate of Incorporation or By-laws; or (iii) split, combine or reclassify the outstanding Company Common Stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such stock;

(c)                the Company shall not (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire any shares of, Company Common Stock; (ii) acquire or dispose of any fixed assets or acquire or dispose of any other substantial assets other than in the ordinary course of business; (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction other than in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business combination;

(d)                the Company shall use its best efforts to preserve intact the business organization of the Company, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with it; and

(e)                 the Company will not enter into any new employment agreements with any of its officers or employees or grant any increases in the compensation or benefits of its officers and employees other than increases in the ordinary course of business and consistent with past practice or amend any employee benefit plan or arrangement.

5.2                 Conduct of Business by Parent and Acquisition Corp. Pending the Merger. Parent represents and warrants to the Company that Acquisition Corp. has never operated any business. Prior to the Effective Time, unless the Company shall otherwise agree in writing or as otherwise contemplated by this Agreement or disclosed in any Schedule to this Agreement:

(a)                 the business of Parent shall be conducted only in the ordinary course and Acquisition Corp. shall conduct no business;

(b)                neither Parent nor Acquisition Corp. shall (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its articles or certificate of incorporation or by-laws; or (iii) split, combine or reclassify its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such stock;

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(c)                  neither Parent nor Acquisition Corp. shall (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital stock; (ii) acquire or dispose of any assets other than in the ordinary course of business (except for dispositions in connection with Section 5.2(a) hereof); (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction except in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing, or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business contract or enter into any negotiations in connection therewith;

(d)                 neither Parent nor Acquisition Corp. will, nor will they authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by them to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below for purposes of this paragraph). Parent will promptly advise the Company orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, “Acquisition Proposal” shall mean any proposal for a merger or other business combination involving the Parent or Acquisition Corp. or for the acquisition of a substantial equity interest in either of them or any material assets of either of them other than as contemplated by this Agreement. Parent will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing; and

(e)                 neither the Parent nor Acquisition Corp. will enter into any new or amended employment agreements with any of their respective officers or employees or any other Person or grant any increases in the compensation or benefits of their respective officers or employees.

6.                    Additional Agreements.

6.1                 Access and Information. The Company, Parent and Acquisition Corp. shall each afford to the other and to the other’s accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Effective Time of all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request; provided, that no investigation pursuant to this Section 6.1 shall affect any representations or warranties made herein. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information (other than such information which (i) is already in such party’s possession or (ii) is or becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors, or (iii) becomes available to such party on a non-confidential basis from a source other than a party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly available; provided, however, that (A) any such information may be disclosed to such party’s directors, officers, employees and representatives of such party’s advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information), (B) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing, and (C) any such information may be disclosed pursuant to a judicial, administrative or governmental order or request; provided, however, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information which is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished). If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

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6.2                Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto to obtain all necessary waivers, and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible). In order to obtain any necessary governmental or regulatory action or non-action, waiver, consent, extension or approval, each of Parent, Acquisition Corp. and the Company agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Acquisition Corp. and the Company shall take all such necessary action.

6.3                 Publicity. No party shall issue any press release or public announcement pertaining to the Merger that has not been agreed upon in advance by Parent and the Company; provided, however, that this provision shall not prevent any party from making any announcement or filing any report required by it to be in compliance with any applicable federal or state securities laws, provided further that such disclosing party shall provide in advance of release a copy of the proposed disclosure to the other party for review and comment.

6.4                 Appointment of Officers and Directors. Parent shall accept the resignation of the current officers and directors of Parent as provided by Section 7.2(e)iii) hereof, and shall cause the persons listed as officers and directors in Exhibit “B” hereto to be elected to such positions, in each case immediately upon the Effective Time. At the first annual meeting of Parent stockholders and thereafter, the election of members of Parent’s Board of Directors (the “Board”) shall be accomplished in accordance with the by-laws of Parent. Notwithstanding the foregoing, for two years following the Closing, one member of the Board shall be either Richard H. Davis or another person designated by a majority consent of the pre-Merger Parent shareholders and holders of Preferred Stock.

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6.5               Indemnity Agreements. Parent and Company acknowledge that Parent is a party to certain indemnification agreements (the “Indemnity Agreements”) in favor of Parent’s current and former officers and directors, copies of which have been provided to Company. Parent and Company agree that these Indemnity Agreements shall survive the Merger and any subsequent merger, reorganization or reincorporation of Parent, and that Parent and Company shall take no action which will deprive the beneficiaries of these Indemnification Agreements of the benefits and protections thereof, nor shall Parent or Company take any action intended to or effecting any change, limitation, termination or other modification of the rights and duties of any party under such Indemnity Agreements.

6.6                 Parent Post-Closing Capitalization Table. Attached hereto as Exhibit “C” is a table showing the capitalization of Parent after consummation of the Merger and the transactions contemplated herein, including the issuance of shares of Series D Convertible Preferred Stock (the “Preferred Stock”) at the Effective Time.

6.7                 Form D Filing. Parent shall make any filings required by the private placement of the Parent Common Stock in the Merger, including a Form D, with applicable federal and state securities authorities within the required timeframe.

6.8                 No Integrated Offerings. Neither the Company nor Acquisition Corp. nor any Person acting on its or their behalf has or will, directly or indirectly, made or make any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Parent Common Stock to be issued in the Merger to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such shares of Parent Common Stock under the Securities Act.

6.9                 Name Change. Promptly following the Closing, the Surviving Corporation shall change its name to 374Water Systems Inc.”, and Parent shall change its name to “374Water Inc.”.

7.                   Conditions of Parties’ Obligations.

7.1                 Company Obligations. The obligations of Parent and Acquisition Corp. under this Agreement and the Certificate of Merger are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by Parent.

(a)                 No Errors, etc. The representations and warranties of the Company under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or material adverse change in the Condition of the Company, in all respects).

(b)               Compliance with Agreement. The Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

(c)                 No Default or Adverse Change. There shall not exist on the Closing Date any Default or Event of Default or any event or condition that, with the giving of notice or lapse of time, or both, would constitute a Default or Event of Default, and since the Balance Sheet Date, there shall have been no material adverse change in the Condition of the Company.

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(d)                No Restraining Action. No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Certificate of Merger or the carrying out of the transactions contemplated by the Merger Documents.

(e)                 Supporting Documents. Parent and Acquisition Corp. shall have received the following:

(i)                  Copies of resolutions of the Board of Directors and the Stockholders of the Company authorizing and approving the execution, delivery and performance of the Merger Documents and all other documents and instruments to be delivered pursuant hereto and thereto.

(ii)                 A certificate, dated the Closing Date, executed by the Company’s President and Chief Executive Officer, certifying as to satisfaction of the conditions set forth in Section 7.1(c) and certifying that, except for the filing of the Certificate of Merger: (i) all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement and the Certificate of Merger and the consummation of the Merger shall have been duly made or obtained, the approval of the Merger by the Stockholders as required by the DGCL has been received, and all material consents by third parties that are required for the Merger have been obtained; and (ii) no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Certificate of Merger or the carrying out of the transactions contemplated by the Merger Documents.

(iii)                Evidence as of a date within 10 days of the Effective Time of the good standing and corporate existence of the Company issued by the Secretary of State of the State of Delaware.

(iv)                The Nagar Employment Agreement duly executed by Yaacov Nagar.

(v)                 The Deshusses Employment Agreement duly executed by Marc Deshusses, Ph.D.

(vi)               Such additional supporting documentation and other information with respect to the transactions contemplated hereby as Parent and Acquisition Corp. may reasonably request.

(f)                  Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be reasonably satisfactory in form and substance to Parent and Acquisition Corp. The Company shall furnish to Parent and Acquisition Corp. such supporting documentation and evidence of the satisfaction of any or all of the conditions precedent specified in this Section 7.1 as Parent or its counsel may reasonably request.

22

7.2                 Parent and Acquisition Corp. Obligations. The obligations of the Company under this Agreement and the Certificate of Merger are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by the Company:

(a)                 No Errors, etc. The representations and warranties of Parent and Acquisition Corp. under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or material adverse change in the Condition of the Parent, in all respects).

(b)               Compliance with Agreement. Parent and Acquisition Corp. shall have performed and complied in all material respects with all agreements and conditions required by this Agreement and the Certificate of Merger to be performed or complied with by them on or before the Closing Date.

(c)                Closing of Private Placement. Parent shall have closed on a private placement of at least 419,500 shares of Preferred Stock yielding net proceeds to Parent of at least $6,250,000.

(d)                No Default or Adverse Change. There shall not exist on the Closing Date any Default or Event of Default or any event or condition, that with the giving of notice or lapse of time, or both, would constitute a Default of Event of Default, and since the Parent Balance Sheet Date, there shall have been no material adverse change in the Condition of the Parent.

(e)                 Supporting Documents. The Company shall have received the following, each in form and substance reasonably satisfactory to the Company and its counsel:

(i)                   Copies of resolutions of Parent’s and Acquisition Corp.’s respective boards of directors and the sole shareholder of Acquisition Corp., authorizing and approving, to the extent applicable, the execution, delivery and performance of this Agreement, the Certificate of Merger and all other documents and instruments to be delivered by them pursuant hereto and thereto.

(ii)                 A certificate, dated the Closing Date, executed by Richard H. Davis, as Director of each of the Parent and Acquisition Corp., certifying as to satisfaction of the conditions set forth in Section 7.2(c) and certifying that, except for the filing of the Certificate of Merger: (i) all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement and the Certificate of Merger and the consummation of the Merger shall have been duly made or obtained, and all material consents by third parties required for the Merger have been obtained; and (ii) no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Certificate of Merger or the carrying out of the transactions contemplated by any of the Merger Documents.

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(iii)                The executed resignations of the Parent’s and Acquisition Corp.’s respective Boards of Directors and Executive Officers, with the resignations to take effect at the Effective Time.

(iv)               Evidence as of a date within 10 days of the Effective Time of the good standing and corporate existence of Parent issued by the Secretary of State of Delaware.

(v)                 Evidence as of a date within 10 days of the Effective Time of the good standing and corporate existence of Acquisition Corp. issued by the Secretary of State of Delaware.

(vi)               The Nagar Employment Agreement duly executed by the Parent.

(vii)              The Deshusses Employment Agreement duly executed by the Parent.

(viii)            Such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Company may reasonably request.

(f)                  No Restraining Action. No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Certificate of Merger or the carrying out of the transactions contemplated by the Merger Documents.

(g)                Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be satisfactory in form and substance to the Company. Parent and Acquisition Corp. shall furnish to the Company such supporting documentation and evidence of satisfaction of any or all of the conditions specified in this Section 7.2 as the Company may reasonably request.

8.                   Survival of Representations and Warranties. The representations and warranties of the parties made in Sections 2 and 3 of this Agreement (including the Schedules to the Agreement which are hereby incorporated by reference) shall survive for 24 months beyond the Effective Time. This Section 8 shall not limit any claim for fraud or any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

9.                   Amendment of Agreement. This Agreement and the Certificate of Merger may be amended or modified at any time in all respects by an instrument in writing executed (i) in the case of this Agreement by the parties hereto and (ii) in the case of the Certificate of Merger by the parties thereto.

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10.               Definitions. Unless the context otherwise requires, the terms defined in this Section 10 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

“Acquisition Corp.” means 374WATER ACQUISITION CORP., a Delaware corporation.

“Acquisition Proposal” shall have the meaning assigned to such term in Section 5.2(d) hereof.

“Affiliate” shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

“Agreement” shall mean this Agreement.

“Balance Sheet” and “Balance Sheet Date” shall have the meanings assigned to such terms in Section 2.9 hereof.

“Benefit Arrangements” shall have the meaning assigned to it in Section 2.12 hereof.

“Certificate of Merger” shall have the meaning assigned to it in the second recital of this Agreement. “Closing” and “Closing Date” shall have the meanings assigned to such terms in Section 11 hereof.

“Closing” shall mean the closing of the Merger and the other transactions contemplated by this Agreement, which shall take place at the Effective Time.”

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” or “SEC” shall mean the U.S. Securities and Exchange Commission.

“Company” shall mean 374Water, Inc., a Delaware corporation.

“Company Common Stock” shall have the meaning assigned to it in Section 1.5(a)(ii).

“Company Benefit Plans” shall have the meaning assigned to it in Section 2.13 hereof.

“Company Disclosure Schedule” shall mean a schedule of exceptions and other information regarding the Company and delivered to Parent by the Company pursuant to Section 2 hereof.

“Condition of the Company” shall have the meaning assigned to it in Section 2.2 hereof.

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“Condition of the Parent” shall have the meaning assigned to it in Section 3.13 hereof.

“Constituent Corporations” shall have the meaning assigned to it in Section 1.4 hereof.

“Default” shall mean a default or failure in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed under the terms of this Agreement or the Certificate of Merger, if such default or failure in performance shall remain unremedied for five days.

“Deshusses Employment Agreement” shall mean a two-year agreement between the Parent and Marc Deshusses, Ph.D (“Deshusses”) for Deshusses to serve on a part time basis as Head of Technology of the Parent at an annual salary of $60,000 and on such other terms and conditions are reasonably acceptable to Parent.

“DGCL” shall have the meaning assigned to it in the second recital hereof.

“Effective Time” shall have the meaning assigned to it in Section 1.2 hereof.

“Equity Security” shall mean any stock or similar security of an issuer or any security (whether stock or Indebtedness for Borrowed Money) convertible, with or without consideration, into any stock or similar equity security, or any security (whether stock or Indebtedness for Borrowed Money) carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

“ERISA” shall have the meaning assigned to it in Section 2.13 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Event of Default” shall mean (a) the failure of the Company to pay any Indebtedness for Borrowed Money, or any interest or premium thereon, within five days after the same shall become due, whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, (b) an event of default under any agreement or instrument evidencing or securing or relating to any such Indebtedness, or (c) the failure of the Company to perform or observe any material term, covenant, agreement or condition on its part to be performed or observed under any agreement or instrument evidencing or securing or relating to any such Indebtedness when such term, covenant or agreement is required to be performed or observed.

“Indebtedness” shall mean any obligation of the Company which under generally accepted accounting principles is required to be shown on the balance sheet of the Company as a liability. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company shall be deemed to be Indebtedness even though such obligation is not assumed by the Company.

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“Indebtedness for Borrowed Money” shall mean (a) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (c) all such Indebtedness guaranteed by the Company or for which the Company is otherwise contingently liable.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Knowledge” and “know” means, when referring to any person or entity, the actual knowledge of such person or entity of a particular matter or fact, and what that person or entity would have reasonably known after reasonable inquiry. An entity will be deemed to have “knowledge” of a particular fact or other matter if any individual who is serving, or who has served, as an executive officer of such entity has actual “knowledge” of such fact or other matter, or had actual “knowledge” during the time of such service of such fact or other matter, or would have had “knowledge” of such particular fact or matter after reasonable inquiry.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

“Merger” shall have the meaning assigned to it in the first recital hereof.

“Merger Documents” shall have the meaning assigned to it in Section 2.5 hereof.

“Nagar Employment Agreement” shall mean a two-year agreement between the Parent and Yaacov Nagar (“Nagar”) for Nagar to serve as CEO of the Parent at an annual salary of $200,000 and on such other terms and conditions as are reasonably acceptable to Parent.

“Parent” shall mean PowerVerde, Inc., a Delaware corporation.

“Parent Balance Sheet” and “Parent Balance Sheet Date” shall have the meanings assigned to them in Section 3.13 hereof.

“Parent Common Stock” shall have the meaning assigned to it in Section 3.4 hereof.

“Parent Employee Benefit Plans” shall have the meaning assigned to it in Section 3.16 hereof.

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“Parent Financial Statements” shall have the meaning assigned to it in Section 3.8 hereof.

“Parent SEC Documents” shall have the meaning assigned to it in Section 3.7(a) hereof.

“Patent and Trademark Rights” shall have the meaning assigned to it in Section 2.16 hereof.

“Permitted Liens” shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers’, warehousemen’s, mechanics’, laborers’ and materialmens’ and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company that were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use made thereof by the Company in its business.

“Person” shall include all natural persons, corporations, business trusts, associations, limited liability companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

“Preferred Stock” shall have the meaning assigned to it in Section 6.6 hereof.

“Representation Letter” shall have the meaning assigned to it in Section 4 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stockholders” shall mean all of the stockholders of the Company.

“Surviving Corporation” shall have the meaning assigned to it in Section 1.1 hereof.

“Tax” or “Taxes” shall mean (a) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction; (b) any liability for the payment of any amounts described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Regulation section 1.1502-6; and (c) any liability for the payments of any amounts as a result of being a party to any Tax Sharing Agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).

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“Tax Return” shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1065)) required to be supplied to a Tax authority relating to Taxes.

“US GAAP” shall have the meaning assigned to it in Section 2.9 hereof.

11.                Closing. The closing of the Merger (the “Closing”) shall occur concurrently with the Effective Time (the “Closing Date”). The Closing shall occur at the offices of Carlton Fields, P.A., 700 NW 1st Avenue, Suite 1200, Miami, Florida 33136. At the Closing, Parent shall present for delivery to each Stockholder the certificate representing the Parent Common Stock to be issued pursuant to Section 1.5(a)(ii) hereof to them pursuant to Sections 1.6 and 4 hereof. Such presentment for delivery shall be against delivery to Parent and Acquisition Corp. of the certificates, agreements and other instruments referred to in Section 7.1 hereof, and the certificates representing all of the Company Common Stock issued and outstanding immediately prior to the Effective Time. Parent will deliver at such Closing to the Company the officers’ certificate referred to in Section 7.2 hereof. All of the other documents, certificates and agreements referenced in Section 7 will also be executed as described therein. At the Effective Time, all actions to be taken at the Closing shall be deemed to be taken simultaneously.

12.                Termination Prior to and After Closing.

12.1              Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

(a)                 By the mutual written consent of the Company, Acquisition Corp. and Parent;

(b)                By the Company, if Parent or Acquisition Corp. (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breaches any of its representations, warranties or covenants contained herein;

(c)                 By either the Company, on the one hand, or Parent and Acquisition Corp., on the other hand, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Parent, Acquisition Corp. or the Company, which prohibits or materially restrains any of them from consummating the transactions contemplated hereby; or

(d)                By either the Company, on the one hand, or Parent and Acquisition Corp., on the other hand, if the Closing has not occurred on or prior to April 16, 2021, for any reason other then a breach by the terminating party.

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12.2            Termination of Obligations. Termination of this Agreement pursuant to this Section 12 shall terminate all obligations of the parties hereunder, except for the obligations under Sections 6.1, 13.3 and 13.9; provided, however, that termination pursuant to paragraphs (b) or (c) of Section 12.1 shall not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.

13.                Miscellaneous.

13.1              Notices. All notices, consents, waivers and other communications required or permitted under this Agreement must be in writing and will be deemed to have been given by a party when delivered (i) by hand; (ii) by a nationally recognized overnight courier service; or (iii) by email to the following addresses or email addresses marked to the attention of the person (by name or title) designated below (or to such other address or person as a party may designate by notice to the other parties)

If to Parent
or Acquisition Corp.:	PowerVerde, Inc.
9300 S. Dadeland Blvd.
Suite 600
Miami, Florida 33156
darbyric@gmail.com
Attn: Richard H. Davis, CEO
darbyric@gmail.com

With a copy to:	Robert B. Macaulay, Esq.
Carlton Fields, P.A.
700 NW 1st Avenue
Suite 1200
Miami, Florida 33136
rmacaulay@carltonfields.com

If to the Company:	374Water, Inc.
12 Upchurch Circle
Phoenix, Arizona 85027
Durham, North Carolina 27705
Attn: Yaacov Nagar, CEO
kn@374water.com

With a copy to:	Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, NC 27607
Attn: Larry Robbins
lrobbins@wyrick.com

13.2              Entire Agreement; Assignment. This Agreement, including the schedules and exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter, including, but not limited to, the Binding Letter of Intent dated as of September 20, 2020. This Agreement shall not be assigned by any party hereto (whether by operation of law or otherwise) other than with the prior written consent of Parent, Acquisition Corp. and the Company. Any attempted assignment of this Agreement not in accordance with the terms of this Section 13.2 shall be void.

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13.3              Expenses. Parent shall bear and pay all of the legal, accounting and other expenses incurred by Parent and by Company in connection with the transactions contemplated by this Agreement.

13.4              Time. Time is of the essence in the performance of the parties’ respective obligations herein contained.

13.5              Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.6             Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, assigns and heirs.

13.7              No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their permitted successors, assigns and heirs, and no other Person shall have any right or action under this Agreement.

13.8              Counterparts; Signature by Facsimile. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall be deemed to constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by PDF file shall be deemed to be their original signatures for all purposes.

13.9              Governing Law. The laws of the state of Delaware (without giving effect to its conflicts of laws principles) govern all matters arising out of or relating to this Agreement and all of the transactions it contemplates including without limitation, its validity, interpretation, construction, performance, and enforcement.

13.10          Venue; Submission to Jurisdiction. Any action or proceeding arising out of or relating to this Agreement or arising out of or in any manner relating to the relationship between the parties shall only be brought in the state or federal courts in the State of Delaware, and each of the parties hereto submits to the personal jurisdiction of such courts (and of the appropriate appellate courts wherever located) in any such action or proceeding, and selects the courts in the State of Delaware, for proper venue in any such action or proceeding. The prevailing party in any legal dispute shall be entitled to recover its reasonable attorney’s fees and costs, including expert witness fees and all costs of court, whether or not assessable under applicable law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.

PARENT:

POWERVERDE, INC.
a Delaware corporation

By:	/s/ Richard H. Davis
Name:	Richard H. Davis
Title:	CEO

ACQUISITION CORP.:

374WATER ACQUISITION CORP.
a Delaware corporation

By:	/s/ Richard H. Davis
Name:	Richard H. Davis
Title:	Director

COMPANY:

374WATER, INC.,
a Delaware corporation

By:	/s/ Yaacov Nagar
Name:	Yaacov Nagar
Title:	CEO

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EXHIBIT “A”

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving Delaware corporation is 374Water Inc., and the name of the Delaware corporation being merged into this surviving corporation is 374Water Acquisition Corp..

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving Delaware corporation is 374Water, Inc.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective immediately upon filing of this Certificate of Merger.

SIXTH: The Agreement of Merger is on file at 12 Upchurch Circle, Durham, NC 27705, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the ____day of April, 2021.

374WATER, INC.

By:
Name:
Title:

A-1

EXHIBIT “B”

POST-CLOSING PARENT AND SURVIVING CORPORATION

OFFICERS AND DIRECTORS

PARENT

Name	Position(s)

Yaacov Nagar	CEO, Secretary, Director
John Hofmann	CFO
Marc Deshusses	Director
Richard H. Davis	Director

SURVIVING CORPORATION

Name	Position(s)

Yaacov Nagar	CEO, Secretary
John Hofmann	CFO

A-2

EXHIBIT “C”

PARENT POST-CLOSING CAPITALIZATION TABLE

		No. of Shares or Share Equivalents	Fully Diluted Percent
I.	Common Stock

	Original Parent Shareholders	27,878,060	21.4%

	Parent Convertible Notes	5,325,452	4.1%

	Former 374Water, Inc. Shareholders	64,012,734	49.1%

II.	Series D Convertible Preferred Stock	21,472,533	16.5%

III.	Parent Options and Warrants	11,800,500	9.0%

	Total	130,489,279	100%

A-3

Schedule 3.14

Parent Changes

None

A-4

Schedule 3.21

Parent Assets and Contracts

None

A-5